UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 29, 2004




                        Pioneer Natural Resources Company
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)



          Delaware                    1-13245               75-2702753
----------------------------        ------------        -------------------
(State or other jurisdiction        (Commission          (I.R.S. Employer
     of incorporation)              File Number)        Identification No.)



5205 N. O'Connor Blvd., Suite 900, Irving, Texas               75039
------------------------------------------------            ----------
   (Address of principal executive offices)                 (Zip Code)


                                 (972) 444-9001
              ----------------------------------------------------
              (Registrant's telephone number, including area code)



                                 Not applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

| | Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)
| | Soliciting  material pursuant  to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)
| | Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))
| | Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))




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                        PIONEER NATURAL RESOURCES COMPANY

                                TABLE OF CONTENTS


                                                                          Page

Item 1.01.  Entry into a Material Definitive Agreement...............      3

Item 1.02.  Termination of a Material Definitive Agreement...........      3

Item 9.01.  Financial Statements and Exhibits

            (c)   Exhibits...........................................      3

Signature............................................................      4

Exhibit Index........................................................      5



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                        PIONEER NATURAL RESOURCES COMPANY

Item 1.01.   Entry into a Material Definitive Agreement

     On October 29, 2004, Pioneer Natural Resources Company (the "Company" or "Pioneer") entered into a new Non-Competition Agreement with Mark S. Sexton, the former President, Chief Executive Officer and director of Evergreen Resources, Inc. ("Evergreen") and a director of the Company since the merger of the Company and Evergreen on September 28, 2004. The Non-Competition Agreement is attached hereto as exhibit 10.1.

     On May 3, 2004, the Company and Evergreen entered into an Agreement and Plan of Merger, a Non-Competition Agreement with Mr. Sexton and Consulting and Non-Competition Agreements with Evergreen's Chief Operating Officer and Chief Financial Officer. Prior to completion of the merger in September 2004, a dispute arose concerning the amounts that would be payable to the executives pursuant to their change in control agreements upon completion of the merger. Pioneer believed the aggregate amount that would be payable was approximately $7.6 million based on Pioneer's analysis of the historical cash salaries and cash bonuses and estimated tax gross-ups for the three Evergreen executives. The executives asserted that the change in control payment calculation must also take into account the executives' restricted stock awards granted when their annual compensation was set and that the aggregate cash payable to them would be up to $30.0 million, depending on the value attributed to Evergreen common stock for purposes of the calculation. Pioneer disagreed with the methodology and stock valuations the executives used to calculate the cash amount that would be payable to them. Pioneer and the three Evergreen executives had a number of discussions to attempt to resolve the disagreement prior to the completion of the merger, but their efforts were unsuccessful.

     During October 2004, Pioneer and the three executives settled their disputes. Associated therewith, Pioneer paid to the three executives $6.4 million of aggregate non-competition payments and $7.6 million of change in control payments determined in accordance with the change in control agreements, including a $2.6 million change in control payment to Mr. Sexton.

     Mr. Sexton's new Non-Competition Agreement has a two-year term and replaces the Non-Competition Agreement dated May 3, 2004 between the Company and Mr. Sexton. The Non-Competition Agreement provides that Mr. Sexton will not:

     (i) engage in or be involved with a competing activity with the Company in the Raton Basin of Colorado or New Mexico,

     (ii)   solicit with respect to hiring any employee of the Company and

     (iii) acquire any oil and gas interests within 20 miles of any oil and gas interests owned by Evergreen in three areas generally described as the Uintah and Piceance Basin in Utah and Colorado and the Western Sedimentary Basin in Canada without providing the Company 30 days prior written notice and offering the Company the right to acquire up to 50 percent of the oil and gas interests at cost.

Mr. Sexton was paid $3.1 million as compensation for entering the new Non-Competition Agreement.

Item 1.02. Termination of a Material Definitive Agreement

     As discussed above under "Item 1.01. Entry into a Material Definitive Agreement", the Non-Competition Agreement dated May 3, 2004 between the Company and Mr. Sexton has been terminated as of October 29, 2004.

Item 9.01. Financial Statements and Exhibits

       (c) Exhibits

           10.1 Non-Competition Agreement, dated October 29, 2004, between Pioneer Natural Resources Company and Mark S. Sexton.


                                       3



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                        PIONEER NATURAL RESOURCES COMPANY

                                S I G N A T U R E


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 PIONEER NATURAL RESOURCES COMPANY




Date: November 4, 2004           By:   /s/ Richard P. Dealy
                                     --------------------------------------
                                     Richard P. Dealy
                                     Vice President and Chief Accounting Officer


                                       4





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                       PIONEER NATURAL RESOURCES COMPANY

                                 EXHIBIT INDEX


Exhibit No.         Description
-----------         -----------


  10.1(a) Non-Competition Agreement, dated October 29, 2004, between Pioneer Natural Resources Company and Mark S. Sexton.

-------------
(a) filed herewith


                                       5






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